Exhibit 99.1

FOR IMMEDIATE RELEASE

PAINCARE HOLDINGS’ ANNOUNCES RESULTS OF

ANNUAL MEETING OF SHAREHOLDERS

ORLANDO, FL – (PR Newswire) – December 8, 2003 – PainCare Holdings, Inc. (AMEX:PRZ) today announced that at the Annual Shareholder’s Meeting, held this past Friday morning (December 5, 2003) in Orlando, Florida, stockholders approved the election of the nominated directors, the increase in options available under the Company’s 2001 Stock Option Plan from five million to eight million, and the ratification of Tschopp, Whitcomb and Orr, P.A. as the Company’s auditors for the fiscal year ending December 31, 2003.

In a presentation to attending shareholders, Randy Lubinsky, CEO, and Mark Szporka, CFO, reflected on the Company’s corporate progression since its founding in 2000 and provided additional insight into the Company’s growth expectations for the next two fiscal years. Specifically, management noted that PainCare has entered into five letters of intent to acquire physician practices located in Bismark, North Dakota; Statesville, North Carolina; Houston, Texas; Houma, Louisiana; and Lakeland, Florida. Following the completion of an equity financing transaction, which is expected to occur shortly, PainCare anticipates closing three of these acquisitions by year-end.

Further, Szporka reported that the Company expects to achieve revenues of approximately $14 million and net income of approximately $1.8 million for the current fiscal year ending December 31, 2003. For fiscal years 2004 and 2005, ending December 31, management expects revenue to reach approximately $36 million and $56 million, respectively, and net income of approximately $9.4 million and $16.5 million, respectively. These financial forecasts are based on the Company’s successful execution of its business plan, which provides for PainCare to acquire six profitable practices each year and deploy 15 MedX-Direct programs each year.

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare specializes in the cost-effective delivery of high-tech pain relief through Minimally Invasive Surgery, Pain Management technologies and Orthopedic Rehabilitation.

Through strategic acquisitions and management service agreements, the Company is establishing a network of orthopedic rehabilitation, spine surgery and pain management centers across North America to serve the pain care market. Currently, PainCare owns and operates: Advanced Orthopaedics of South Florida, Inc., located in Lake Worth, Florida, that specializes in minimally invasive spine surgery; Rothbart Pain Management Clinic, Inc., one of the largest providers of pain management services in Canada; Spine One, P.C., a pain management practice specializing in minimally invasive spine procedures; and Pain & Rehabilitation Network, Inc., dba “The Pain Center,” an established pain management practice serving the Greater Jacksonville area in Florida, and led by Andrea M. Trescot, M.D., considered one of the leading pain management physicians in the country; Medical Rehabilitation Specialists II, P.A., an established physiatry and pain management practice located in Tallahassee, Florida, led by Kirk Mauro, M.D., one of the country’s leading physiatrists; and Associated Physicians Group (APG), a fully integrated pain management group practice serving the St. Louis Metro-East market.

In addition, PainCare operates a turnkey orthopedic rehabilitation program, marketed as MedX-Direct, utilizing MedX’ patented, proprietary, rehabilitation equipment to provide selected healthcare providers with an enhanced revenue stream into their practices.

This press release may contain forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated including the following: insufficient capital to expand business; market acceptance of new products and services; management’s ability to effectively launch new products in a timely and cost efficient manner; governmental regulation and legal uncertainties; ability to manage growth and to respond to rapid technological change; competitive pressures; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired, may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; general economic or business conditions; and any changes in the securities market. For a detailed description of these and other cautionary factors that may affect PainCare’s future results, please refer to PainCare’s filings with the Securities Exchange Commission, especially in the “Factors Affecting Operating Results and Market Price of Securities” included in the Company’s most recent filings filed with the Securities Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT

Stephanie Noiseux, Elite Financial Communications Group, LLC

407-585-1080 or via email at steph@efcg.net